(j)(1)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 104 to the Registration Statement of Voya Funds Trust (File No. 333-59745) on Form N-1A under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP

Ropes & Gray LLP

Boston, MA

July 26, 2019